                                                                     Exhibit 4.4


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                             HCC INDUSTRIES INC.,

                                    Issuer,


                          HERMETIC SEAL CORPORATION,
                           GLASSEAL PRODUCTS, INC.,
                                SEALTRON INC.,
                          SEALTRON ACQUISITION CORP.,
                         HCC INDUSTRIES INTERNATIONAL,
                                      and
                           NORFOLK AVON REALTY TRUST

                            Subsidiary Guarantors,


                                      and

                      IBJ SCHRODER BANK & TRUST COMPANY,

                                    Trustee

                     ____________________________________

                         FIRST SUPPLEMENTAL INDENTURE
                         Dated as of October 24, 1997

                   Amending and Supplementing the Indenture
                            Dated as of May 6, 1997

                     ____________________________________

                  10 3/4% Senior Subordinated Notes due 2007



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

     FIRST SUPPLEMENTAL INDENTURE, dated as of October   , 1997, among HCC
Industries Inc., a Delaware corporation (the "Company"), Hermetic Seal Corporation, a Delaware corporation, Glasseal Products, Inc., a New Jersey corporation, Sealtron Inc., a Delaware corporation, Sealtron Acquisition Corp., a Delaware corporation and HCC Industries International, a California corporation (collectively, the "Original Subsidiary Guarantors"), Norfolk Avon Realty Trust, a Massachusetts trust ("Norfolk Realty Trust"), and IBJ Schroder Bank & Trust Company, a New York banking corporation (the "Trustee"), amending and supplementing the Indenture, dated as of May 6, 1997 (the "Original Indenture"), among the Company, the Original Subsidiary Guarantors and the Trustee, which provided for the issuance of the Company's 10 3/4% Senior Subordinated Notes due 2007 (the "Notes"). The Original Indenture as supplemented by this First Supplemental Indenture and as may hereafter be supplemented is referred to herein as the or this "Indenture". Capitalized terms used herein and not other wise defined herein have the meanings ascribed thereto in the Indenture.

                                   RECITALS:

     WHEREAS, Norfolk Realty Trust desires to become a Subsidiary Guarantor under the Original Indenture and to be bound by the Subsidiary Guarantee of the Notes in the form set forth in Exhibit A to the Original Indenture; and

     WHEREAS, the Original Indenture is subject to the provisions of the United States Trust Indenture Act of 1939, as amended (the "TIA"), that are required to be part of the Original Indenture, and the Indenture shall, to the extent applicable, be governed by such provisions; and

     WHEREAS, the Company, the Original Subsidiary Guarantors and Norfolk Realty Trust have duly authorized the execution and delivery of this First Supplemental Indenture and have done all things necessary to make this First Supplemental Indenture a valid agreement in accordance with its terms.

     For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes or of any series thereof, as follows:

                                  ARTICLE ONE

                                   INDENTURE

     Section 101.  Effect of the Original Indenture.
                   --------------------------------

     Except as specifically provided in this First Supplemental Indenture, the Original Indenture, shall remain in full force and effect.

                                  ARTICLE TWO

                          AMENDMENTS TO THE INDENTURE

     Section 201.  Addition of Subsidiary Guarantor.
                   --------------------------------

     Norfolk Realty Trust hereby agrees to become a Subsidiary Guarantor under the Indenture and to be bound by the Subsidiary Guarantee of the Notes in the form set forth in Exhibit A to the Original Indenture.

     Section 202.  References in the Indenture.
                   ---------------------------

     By reason of the addition of a Subsidiary Guarantor pursuant to Section 201 hereof, all references in the Indenture to each or any "Subsidiary Guarantor" are hereby deemed to include Norfolk Realty Trust.

     Section 203.  Cross-Reference in Section 4.13 of Indenture.
                   --------------------------------------------

     The cross-reference in Section 4.13(b) of the Indenture to "clause (vii) of
Section 4.18" is hereby corrected to read "clause (x) of Section 4.18".

                                 ARTICLE THREE

                                 MISCELLANEOUS

     Section 301.  Effect of Headings.
                   -------------------

     The Article and Section headings herein are for convenience of reference only and shall not effect the construction hereof.

     Section 302.  Governing Law.
                   -------------

     Subject to the following sentence, this Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to conflicts of laws principles thereof. This Supple mental Indenture is subject to the provisions of the TIA that are required to be part of the Original Indenture and shall, to the extent applicable, be governed by such provisions.

     Section 303.  Counterparts.
                   ------------

     This Supplemental Indenture may be executed in any number of counter parts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the day and year first above written.


                                   HCC Industries Inc.,
                                        as Issuer


                                   By:  /s/Andrew Goldfarb
                                        --------------------------
                                        Name: Andrew Goldfarb
                                        Title: Chief Executive Officer


                                   Hermetic Seal Corporation,
                                         as Subsidiary Guarantor


                                   By:  /s/Andrew Goldfarb
                                        ---------------------------
                                        Name: Andrew Goldfarb
                                        Title: Chief Executive Officer


                                   Glasseal Products, Inc.,
                                        as Subsidiary Guarantor


                                   By:  /s/Andrew Goldfarb
                                        ---------------------------
                                        Name: Andrew Goldfarb
                                        Title: Chief Executive Officer


                                   Sealtron Inc.,
                                        as Subsidiary Guarantor


                                   By:  /s/Andrew Goldfarb
                                        ----------------------------
                                        Name: Andrew Goldfarb
                                        Title: Chief Executive Officer

                                   Sealtron Acquisition Corp.,
                                        as Subsidiary Guarantor


                                   By:  /s/Andrew Goldfarb
                                        ----------------------------
                                        Name: Andrew Goldfarb
                                        Title: Chief Executive Officer


                                   HCC Industries International,
                                        as Subsidiary Guarantor


                                   By:  /s/Andrew Goldfarb
                                        ----------------------------
                                        Name: Andrew Goldfarb
                                        Title: Chief Executive Officer


                                   Norfolk Avon Realty Trust,
                                        as Subsidiary Guarantor


                                   By:  /s/Andrew Goldfarb
                                        ----------------------------
                                        Name: Andrew Goldfarb
                                        Title: President


                                   IBJ Schroder Bank & Trust Company,
                                        as Trustee


                                   By:  /s/ Stephen J. Giurlando
                                        ----------------------------
                                        Name: Stephen J. Giurlando
                                        Title: Assistant Vice President